Exhibit 99.1

REDBOX, 20TH CENTURY FOX HOME ENTERTAINMENT

ANNOUNCE NEW TWO-YEAR AGREEMENT

LOS ANGELES, Calif. (June 11, 2015) – Redbox today announced a new agreement with 20th Century Fox Home Entertainment, maintaining a 28-day window on Blu-ray Disc® and DVD titles through June 30, 2017.

“We look forward to working with Fox to utilize our digital marketing network and national kiosk footprint to help Fox monetize their feature film properties in the high value transactional window,” said Mark Horak, president of Redbox. “As a leader in the category with over 700 million transactions per year, Redbox is actively working with our studio partners to maintain a strong base of value for their new release movies.”

“This arrangement with Redbox upholds our retail and rental strategy, while allowing us to continue to deliver the best available movies and TV shows in the market to our customers,” said Mike Dunn, President Worldwide, Twentieth Century Fox Home Entertainment. “We aggressively seek out ways to provide the greatest access to all our content while ensuring it makes the best sense for our business.”

As of the end of the first quarter of 2015, Redbox’s Digital Marketing Network spanned more than 90 million touch points, including 41 million email subscribers, 29 million app downloads, 16 million unique monthly visitors to redbox.com, 6.6 million SMS subscribers and 2 million Redbox Play Pass members. Redbox’s national footprint of nearly 35,000 locations generates about 350 million impressions at retail each week.

Horak concluded, “Fox is a terrific partner and we look forward to continuing to work closely with them to satisfy consumer demand for their high quality content at a great value from Redbox.”

ABOUT REDBOX

Redbox, an Outerwall Inc. (Nasdaq: OUTR) brand, offers new-release DVD, Blu-ray Disc® and video-game rentals through its network of conveniently located, self-service kiosks. Redbox has rented more than 4 billion discs and is available at nearly 35,000 U.S. locations, including leading grocery, drug and convenience stores, and select Walgreens, Walmart and McDonald’s locations. For more information, visit www.redbox.com and for more information about Outerwall Inc., visit www.outerwall.com.

ABOUT TWENTIETH CENTURY FOX HOME ENTERTAINMENT

Twentieth Century Fox Home Entertainment is the industry leading worldwide marketing, sales and distribution company for all Fox produced, acquired and third party partner film and television programing. Each year TCFHE expands its award-winning global product portfolio with the introduction of new entertainment content through established and emerging formats including DVD, Blu-ray™ and Digital HD. Twentieth Century Fox Home Entertainment is a subsidiary of 21st Century Fox.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events, performance, results and actions, such as “will” and “expect,” and variations of such words, and similar expressions, identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this press release include statements regarding Redbox’s relationship with 20th Century Fox Home Entertainment regarding among other things, a licensing arrangement. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from, among other things, actions taken by Outerwall, Redbox or 20th Century Fox Home Entertainment, including those beyond Outerwall’s or Redbox’s control. Such risks and uncertainties include, but are not limited to, the early termination or renegotiation on materially adverse terms of the agreement and failure to abide by the terms and requirements of the agreement. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, including our relationship with 20th Century Fox Home Entertainment and other studios, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Outerwall’s expectations as of the date hereof. Outerwall undertakes no obligation to update the information provided herein.

Media Contacts:

Kate Brennan

Redbox

630-756-8781

kbrennan@redbox.com

James Finn

Twentieth Century Fox Home Entertainment

310-369-2940

james.finn@fox.com